EXHIBIT 99.1

CYPRESS SEMICONDUCTOR ANNOUNCES PROPOSED PRIVATE PLACEMENT OF

$500 MILLION CONVERTIBLE SENIOR NOTES

San Jose, California; March 6, 2007 — Cypress Semiconductor Corporation (NYSE: CY) announced today that it intends to offer, subject to market and other conditions, $500 million aggregate principal amount of its Convertible Senior Notes due September 15, 2009 through an offering within the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and to certain non-U.S. persons in offshore transactions in reliance on Regulation S. The notes will be initially convertible, upon satisfaction of certain conditions, into a combination of cash up to the principal amount of the notes and cash, common stock or a combination thereof, at the company’s election, with respect to any excess conversion value. The interest rate, conversion rate and other terms are to be determined by negotiations between the company and the initial purchasers of the notes.

The company stated that it expects to grant the initial purchasers a 30-day option to purchase up to an additional $100 million principal amount of notes solely to cover over-allotments.

The company intends to use the entire net proceeds of the offering, including any over-allotment proceeds, to repurchase its common stock pursuant to an accelerated stock repurchase transaction to be entered into with an affiliate of one of the initial purchasers and to pay the net costs of convertible note hedge and warrant transactions to be entered into with certain of the initial purchasers and/or their affiliates simultaneously with the offering of the notes. The accelerated stock repurchase transaction is conditioned on the closing of the offering of the notes.

In connection with the offering of the notes, the company will enter into the following transactions with certain of the initial purchasers and/or their affiliates: (1) a convertible note hedge transaction in its common stock in order to limit potential dilution from conversion of the notes and (2) a warrant transaction under which the initial purchasers and/or their affiliates will acquire warrants to purchase the company’s common stock with a per share exercise price that is higher than the closing price of the company’s common stock on the date the warrants are issued.

The initial purchasers and/or their affiliates that will be parties to the convertible note hedge transaction, the warrant transaction and the accelerated stock repurchase transaction have advised the company that, in connection with establishing their initial hedges of these transactions, they expect to enter into various derivative and/or common stock purchase transactions in secondary market transactions prior to, concurrently with or shortly after the pricing of the notes. Those initial purchasers and/or their affiliates that will be parties to these transactions are likely to modify these hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling our common stock in secondary market transactions prior to the maturity of the notes. In addition, during the term of the accelerated stock repurchase transaction, which is expected to last approximately three months, an affiliate of one of the initial purchasers that will be a party to these transactions will purchase shares of our common stock in connection with the accelerated stock repurchase transaction.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities will not be registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

Safe Harbor Statement:

The matters discussed in this release include forward-looking statements. These statements are based on current expectations or beliefs and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation, whether or not Cypress will offer the notes or consummate the offering, enter into the convertible note hedge transaction or the separate warrant transaction, the anticipated terms of the notes and the offering, and the anticipated use of the proceeds of the offering. For a detailed discussion of these and other cautionary statements, please refer to Cypress’ most recent filings with the Securities and Exchange Commission. Cypress is providing this information as of the date of this news release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Cypress and the Cypress logo are registered trademarks of Cypress Semiconductor Corporation. All other trademarks or registered trademarks are the property of their respective owners.